Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCEMENT REGARDING DELISTING

AND REQUEST FOR HEARING TO APPEAL DELISTING

CLEARWATER, Fla., May 6, 2005 – Digital Lightwave, Inc. (Nasdaq: DIGL) in compliance with requirements set forth in Nasdaq Marketplace Rule 4815(b), which requires separate disclosure of receipt of a Nasdaq letter of delisting, today reported that on April 29, 2005, Digital Lightwave, Inc. (the “Company”) received Nasdaq Staff Determination that the Company fails to comply with the stockholders’ equity, market value of listed securities, and the net income from continuing operation requirements set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from the Nasdaq SmallCap Market at the opening of business on May 10, 2005.

The Company has requested a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. The request for hearing, filed today with The Nasdaq Stock Market, will stay the delisting of the Company’s securities pending a determination by the Nasdaq Listing Qualifications Panel. Pursuant to Nasdaq Marketplace Rule 4820, a hearing shall be scheduled, to the extent practicable, within 45 days of the date of the request for hearing. There can be no assurance the Panel will grant the Company’s request for continued listing.

On March 29, 2005, the Company previously reported that it had received a notice from the staff of The Nasdaq Stock Market concerning the possible delisting of the Company’s securities from the Nasdaq SmallCap Market due to the Company having failed to comply with the continued listing requirements set forth in Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35.0 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On April 29, 2005, the Company also previously reported that it is examining other trading alternatives for its common stock, including the OTC Bulletin Board, under the symbol DIGL to be effective immediately following any delisting from the Nasdaq SmallCap Market. The Company cannot, however, provide assurance that its common stock will be quoted on the OTC Bulletin Board or on any other market or quotation service, following any delisting from the Nasdaq SmallCap Market.

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. (the “Company”) provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

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Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:

Robert F. Hussey

Interim Chief Executive Officer

Digital Lightwave, Inc.

727.519-2800

MEDIA CONTACT:

Paul Sliwa

Digital Lightwave, Inc.

Corporate Communications

727.519-2800